SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                 --------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 or 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



      Date of Report (Date of earliest event reported) - December 21, 2001



                           ACACIA RESEARCH CORPORATION
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             (Exact name of Registrant as specified in its Charter)




         Delaware                      000-26068                95-4405754
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(State or Other Jurisdiction          (Commission           (I.R.S. Employer
of Incorporation or Organization)     File Number)          Identification No.)



55 South Lake Avenue, Pasadena, California                             91101
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(Address of Principal Executive Offices)                            (Zip Code)



       Registrant's telephone number, including area code: (626) 396-8300
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                                 Not Applicable
                                 --------------
          (Former Name or Former Address, if Changed since Last Report)



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Item 5.  Other Events.

     Paul Ryan, Chairman and Chief Executive Officer of Acacia Research Corporation, has established a plan under Rule 10b5-1 of the Securities and Exchange Commission to provide for pre-determined sales of a portion of his Acacia Research common stock.

     The purpose of the plan is to provide proceeds to pay federal and state tax obligations resulting from Mr. Ryan's exercise of Acacia Research stock options during 2001. Under the plan, an average of 4,000 shares will be sold each week commencing December 24, 2001, subject to minimum share price restrictions, until sufficient funds have been generated.

     Mr. Ryan exercised 275,000 options prior to their expiration in 2001 that had vested in 1997, 1998, 1999, and 2000. Mr. Ryan has been a director of Acacia Research since 1995, Chief Executive Officer since 1997 and Chairman since 2000. Mr. Ryan has not previously sold any Acacia Research stock.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.


                                ACACIA RESEARCH CORPORATION


Date:  December 21, 2001        By:  /s/  Paul R. Ryan
                                    --------------------------------
                                   Name: Paul R. Ryan
                                   Title: Chairman and Chief Executive Officer